UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

MACY'S, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices)

(513) 579-7780

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2021, Macy’s Retail Holdings, LLC (the “Issuer”), a wholly-owned subsidiary of Macy’s, Inc. (“Macy’s”), issued $500 million in aggregate principal amount of 5.875% Senior Notes due 2029 (the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof. The Notes were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Issuer used the proceeds from the issuance of the Notes, together with cash on hand, to fund the early settlement of its previously announced tender offer on the date hereof and pay fees and expenses in connection with the foregoing.

The Notes were issued pursuant to an indenture, dated as of March 17, 2021 (the “Indenture”), among the Issuer, Macy’s, as guarantor, and U.S. Bank National Association, as trustee. The Notes are senior unsecured obligations of the Issuer and are unconditionally guaranteed on an unsecured basis by Macy’s.

The Notes bear interest at the rate of 5.875% per annum, which accrues from March 17, 2021 and is payable in arrears on April 1 and October 1 of each year, commencing on October 1, 2021. The Notes mature on April 1, 2029, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Issuer may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If the Issuer experiences specific kinds of changes in control, then the Issuer must offer to repurchase the Notes on the terms set forth in the Indenture.

The Indenture, among other things, limits the Issuer’s ability and the ability of its restricted subsidiaries to (i) grant or incur liens, (ii) enter into sale and lease-back transactions and (iii) engage in a merger or consolidation.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is as attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

4.1

Indenture, dated as of March 17, 2021, by and among Macy’s Retail Holdings, LLC, as issuer, Macy’s, Inc., as guarantor, and U.S. Bank National Association, as trustee, relating to Macy’s Retail Holdings, LLC’s 5.875% Senior Notes due 2029.

4.1(a)	Form of 5.875% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: March 17, 2021	By:	/s/ Elisa D. Garcia
	Name:	Elisa D. Garcia
	Title:	Executive Vice President, Chief Legal Officer and Secretary